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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Input Software, Inc.(formerly Cornerstone Imaging, Inc.), on Form S-8, of our reports dated January 31, 1998 on our audits of the financial statements of Cornerstone Imaging, Inc. as of December 31, 1997 and for each of the three years in the period ended December 31, 1997, appearing in the 1997 Annual Report on Form 10-K.

                                                /s/ PRICEWATERHOUSECOOPERS, LLP

San Jose, California
February 11, 1999